UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

BELK, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-26207	56-2058574
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 West Tyvola Road, Charlotte, North Carolina	28217-45000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 357-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 27, 2015, Belk, Inc. (the “Company”) held its Annual Meeting of Stockholders. The voting results were as follows:

Proposal 1

The Company’s stockholders elected the nine individuals listed below to the Board of Directors of the Company. The directors will serve one-year terms that will expire at the 2016 Annual Meeting of Stockholders.

	For	Withheld	Broker Non-Votes
H.W. McKay Belk	272,681,856	74,921,927	0
John R. Belk	272,681,856	74,921,927	0
Thomas M. Belk, Jr.	272,681,003	74,922,780	0
Erskine B. Bowles	272,681,856	74,921,927	0
Jerri L. DeVard	272,680,106	74,923,677	0
Elizabeth Valk Long	272,053,746	75,550,037	0
Thomas C. Nelson	272,681,856	74,921,927	0
John R. Thompson	272,053,746	75,550,037	0
John L. Townsend, III	272,681,856	74,921,927	0

Proposal 2

The Company’s stockholders approved, on an advisory basis, executive compensation of the named executive officers (“say on pay”).

For	Against	Abstain	Broker Non-Votes
255,348,227	97,381	92,158,175	0

Proposal 3

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2016.

For	Against	Abstain
347,326,026	1,680	276,077

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELK, INC.

Date: June 1, 2015	By:	/s/ Ralph A. Pitts
Ralph A. Pitts, Executive Vice President, General Counsel and Secretary

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